DIAMANTE MINERALS, INC.
c/o Suite 203 – 1634 Harvey Avenue
 Kelowna, BC  V1Y 6G2
VIA EMAIL
February 27, 2015
Mineracao Batovi Ltda.
Kel-Ex Development Ltd.
Dear Sirs:
Re:            Joint Venture Agreement

We are writing further to that joint venture agreement (the "Joint Venture Agreement") dated as of November 20, 2014 between Mineracao Batovi Ltda. ("Mineracao") and Diamante Minerals, Inc. ("Diamante"). Terms not otherwise defined in this letter have the meaning given to them in the Joint Venture Agreement.

In this regard we confirm our agreement that, in connection with the establishment of Newco to operate the joint venture in Mato Grosso, Brazil, as provided for in the Joint Venture Agreement, we have determined not to engage Kel-Ex Development Ltd. ("Kel-Ex") as provided for in Section 3.3 of the Joint Venture Agreement.  In lieu thereof the parties have agreed that they shall cause Newco to appoint Diamante to act as the operator of the joint venture (the "Operator") with authority to manage the exploration and development activity of Newco according to the terms of a shareholders' agreement to be entered into upon the formation of Newco.  In this regard, we confirm that Diamante as Operator shall be entitled to charge a 10% administration fee on all exploration expenditures incurred under $50,000 and 5% on all exploration expenditures incurred over $50,000.

We further confirm that, as Operator, Diamante may subcontract with third parties, including Kel-Ex, to enable it to fulfill its role as Operator.

We confirm that the Joint Venture Agreement, amended as detailed above, continues in full force and effect.

Assuming the above accurately details your understanding of our agreement in this regard, could you please execute this letter where indicated and return at your earliest convenience.

Yours truly,

DIAMANTE MINERALS, INC.

/s/ Chad Ulansky
Per: _________________________
       Authorized Signatory

Acknowledged and agreed to this 9th day of March, 2015

MINERACAO BATOVI LTDA.

/s/ Charles Fipke
Per: ________________________
       Authorized Signatory

KEL-EX DEVELOPEMENT

/s/ Charles Fipke
Per: ________________________
       Authorized Signatory